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Exhibit 24

McCormick & Company, Incorporated

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of McCormick & Company, Incorporated, a Maryland corporation with offices at 18 Loveton Circle, Sparks, Maryland 21152 (the "Corporation"), hereby constitute and appoint Robert J. Lawless, and Robert W. Skelton, jointly and severally, each in his own capacity, as his or her true and lawful attorney-in-fact, with full power of substitution, in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, any and all amendments to this Registration Statement, or any Registration Statement filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and affirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ ROBERT J. LAWLESS Robert J. Lawless	Chairman, President & Chief Executive Officer, Director	March 26, 2003
/s/ FRANCIS A. CONTINO Francis A. Contino	Executive Vice President, Chief Financial Officer & Supply Chain, Director	March 26, 2003
/s/ KENNETH A. KELLY, JR. Kenneth A. Kelly, Jr.	Vice President & Controller	March 26, 2003
/s/ BARRY H. BERACHA Barry H. Beracha	Director	March 26, 2003
/s/ JAMES T. BRADY James T. Brady	Director	March 26, 2003
/s/ ROBERT G. DAVEY Robert G. Davey	Executive Vice President, Director	March 26, 2003
/s/ EDWARD S. DUNN, JR. Edward S. Dunn, Jr.	Director	March 26, 2003

/s/ J. MICHAEL FITZPATRICK J. Michael Fitzpatrick	Director	March 26, 2003
/s/ FREEMAN A. HRABOWSKI, III Freeman A. Hrabowski, III	Director	March 26, 2003
/s/ JOHN C. MOLAN John C. Molan	Director	March 26, 2003
/s/ CARROLL D. NORDHOFF Carroll D. Nordhoff	Executive Vice President, Director	March 26, 2003
/s/ ROBERT W. SCHROEDER Robert W. Schroeder	Executive Vice President Director	March 26, 2003
/s/ WILLIAM E. STEVENS William E. Stevens	Director	March 26, 2003
/s/ KAREN D. WEATHERHOLTZ Karen D. Weatherholtz	Senior Vice President—Human Relations, Director	March 26, 2003

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  Exhibit 24
McCormick & Company, Incorporated Power of Attorney